As filed with the Securities and Exchange Commission on November 18, 2015

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CPS TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

04-2832509

(IRS Employer Identification Number)

111 South Worcester Street

Norton, MA 02766

(508) 222-0614

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Grant C. Bennett

President and Chief Executive Officer

CPS Technologies Corp.

111 South Worcester Street

Norton, MA 02766

(508) 222-0614

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a copy to:

David A. White, Esq.

White White & Van Etten PC

45 School Street

Boston, Massachusetts 02108

(617) 225-6900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated Filer [_] Accelerated Filer [_]

Non-Accelerated Filer [_] Smaller Reporting Company [X]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, $0.01 par value(4) Preferred Stock, $0.01 par value Warrants	-- -- --	-- -- --	-- -- --	-- -- --
Total	$10,000,000	--	$10,000,000	$1,007

(1)	An indeterminate number of the securities of each identified class are being registered as may be issued and sold from time to time at indeterminate prices, with an aggregate public offering price not to exceed $10,000,000 (on a consolidated basis).
(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum offering price will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities.
(3)	Estimated in accordance with Rule 457(o) solely for the purpose of calculating the registration fee.
(4)	There is also being registered hereunder an indeterminate number of shares of common stock that may be issued upon exercise of warrants or conversion of preferred stock registered hereunder, and that may be issued in accordance with Rule 416 of the Securities Act as a result of stock splits, stock dividends and similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A

FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated November 18, 2015

CPS Technologies Corp.

$10,000,000

Common Stock

Preferred Stock

Warrants

~~·~~We may offer and sell from time to time shares of our common stock, preferred stock and/or warrants to purchase shares of our common stock at prices and on terms to be determined at the time of sale. We may offer these securities separately or together in one or more offerings with a maximum aggregate offering price of $10,000,000.

This prospectus describes the general terms of these securities and the general manner in which they may be offered. We will provide the specific terms of any offering of these securities in one or more prospectus supplements. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any free writing prospectus, and any documents incorporated by reference, may also add, update or change information contained in this document.

You should read this prospectus, any applicable prospectus supplement and any free writing prospectus, including any information incorporated by reference, carefully before you invest. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.

The securities being sold may be sold on a delayed or continuous basis directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. See “Plan of Distribution” in this prospectus and any prospectus supplement for more information. If any dealers, agents or underwriters are involved in the sale of the securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in any prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the symbol CPSH. On November 13, 2015, the closing sale price of our common stock as reported on the NASDAQ Capital Market was $2.26 per share. Neither the preferred stock nor the warrants offered under this prospectus are publicly traded.

Investing in our securities involves a high degree of risk.

See “RISK FACTORS” beginning on page 4 of this prospectus, the applicable prospectus supplement, and the documents we file with the Securities and Exchange Commission that are incorporated by reference herein and therein for a discussion of certain risks you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2015.

TABLE OF CONTENTS

Page
About This Prospectus	7
The Company	8
Risk Factors	10
Special Note Regarding Forward-Looking Statements	15
Use of Proceeds	16
Description of Our Capital Stock	16
Description of Warrants	21
Plan of Distribution	24
Legal Matters	28
Experts	28
Incorporation of Certain Information by Reference	28
Where You Can Find More Information	29

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”). By using a shelf registration statement, we may, from time to time, issue and sell shares of our common stock, preferred stock and/or warrants to purchase shares of our common stock in one or more offerings up to an aggregate maximum offering price of $10,000,000.

This prospectus only provides you with a general description of the securities we may offer. Each time we offer any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold, including the amounts and prices of such securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any offering of our securities. The prospectus supplement and any free writing prospectus may also add, update or change any of the information contained in this prospectus or the documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus and any prospectus supplement, free writing prospectus or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the Commission. For further information, you should refer to the registration statement, of which this prospectus is a part, and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and any prospectus supplement, along with any free writing prospectuses, filed by us with the SEC and information contained in any documents incorporated by reference herein or therein. We have not authorized any other person to provide you with different information or make any representations other than those contained herein or therein. If any such information is given or any such representation is made, you should not rely on it.

The information contained in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of those documents, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since such dates.

We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

References in this prospectus to “us”, “we” “our”, “CPS” and the “Company” mean CPS Technologies Corp. unless the context otherwise requires.

THE COMPANY

Our Business

CPS Technologies Corp. provides advanced material solutions to the electronics, power generation, automotive and other industries. In 2008, the Company also entered into a cooperative agreement with the U.S. Army to further develop its composite technology to produce armor.

The Company’s products typically are used in high-power, high-reliability applications. These applications involve energy use or energy generation, and CPS believes its products allow higher performance and improved energy efficiency for such applications. The Company also considers itself an important participant in the growing movement towards alternative energy and “green” lifestyles. For example, the Company’s products are used in high-speed trains, mass transit, hybrid and electric cars and wind-turbines for electricity generation, as well as routers and switches for the Internet that in turn enable telecommuting.

The Company’s primary advanced material solutions are metal matrix composites (“MMCs”), a new class of materials that is a combination of metal and ceramic. Metal matrix composites have been shown to have several superior properties compared to conventional materials including improved thermal conductivity, thermal expansion matching, stiffness and lighter weight, which have been shown to enable higher performance and higher reliability in our customers’ products.

Like plastics several decades ago, we expect that MMCs will penetrate many end markets over many years. Management believes that CPS’s business model of providing advanced material solutions to a portfolio of high growth end markets that are in various stages of the technology adoption lifecycle provides CPS with the opportunity for sustained growth and a diversified customer base. We believe we have validated this model as we are now supplying customers at all stages of the technology adoption lifecycle.

CPS is the leader in supplying MMCs to certain high growth electronics end markets that are well along in the adoption lifecycle and therefore generating significant demand. These end markets include motor controllers used in high-speed electric trains, subway cars and wind turbines, hybrid and electric vehicles, aerospace and defense, and high performance integrated circuits used in internet switches and routers. CPS supplies baseplates, heat spreaders and lids to customers in these end markets, and is a fully qualified manufacturer for many of the world’s largest electronics original equipment manufacturers.

CPS also assembles housings and packages for hybrid circuits. These housings and packages may include components made of metal matrix composites; alternatively, they may include components made of more traditional materials such as aluminum and copper-tungsten.

The Company is also actively working with customers in end markets at the beginning stages of the adoption lifecycle. An example of such a market is the market for armor. In 2008 the Company entered into a cooperative agreement with the U.S. Army Research Laboratory to further develop large hybrid metal matrix composite modules that integrally combine metal matrix composites and ceramics by enveloping ceramic tiles with MMCs. This system is designed to offer a lighter weight, more durable, multi-hit capable and cost competitive alternative to conventional steel, aluminum and ceramic-based armor systems. CPS hybrid hard face armor modules are comprised of multiple materials completely enveloped within and mechanically and chemically bonded to lightweight and stiff aluminum metal matrix composites. The Company believes that its hybrid hard face armor tiles will find application in military vehicles as well as armored commercial vehicles.

Our products are manufactured by proprietary processes we have developed, including the Quickset™ Injection Molding Process and the QuickCast™ Pressure Infiltration Process.

Corporate History and Contact Information

CPS was incorporated in Massachusetts in 1984 as Ceramics Process Systems Corporation and reincorporated in Delaware in April 1987 through a merger into a wholly-owned Delaware subsidiary organized for the purpose of the reincorporation. In July 1987, CPS completed its initial public offering of 1.5 million shares of common stock. In March 2007, the Company changed its name from Ceramics Process Systems Corporation to CPS Technologies Corp.

Our principal executive offices are located at 111 South Worcester Street, Norton, Massachusetts 02766. Our telephone number is (508) 222-0614, and our website can be found at http://www.alsic.com. The information contained on, or that may be obtained from or accessed through, our website is not, and shall not be deemed to be, a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors that affect our business, as well as those described in any accompanying prospectus supplement or related free writing prospectus, and the annual, quarterly, periodic and other reports we file with the SEC. Such risk factors could cause our actual results to differ materially from those that are expressed or implied by forward-looking statements contained herein. Some of the risks described relate principally to our business and the industry in which we operate. Others relate principally to the securities market and ownership of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks are described elsewhere herein or in the materials incorporated herein by reference. Other risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks, and the trading price of our common stock could decline. The discussion of our risk factors should be read in conjunction with the financial statements and notes thereto referenced herein. You should also consider the other information included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2014 and subsequent quarterly reports filed with the SEC.

Risks Related to Our Business

Our operating results may fluctuate substantially, which may cause our stock price to fall.

Our quarterly and annual results of operations have fluctuated in the past, and our operating results may fluctuate significantly in the future due to a number of factors including, but not limited to:

•	delays in prototype shipments;

•	timing and execution of orders from major customers;

•	introduction and market acceptance of new products and product enhancements;

•	economic and competitive conditions in the electronics industry and generally;

•	raw material costs; and

•	our ability to time expenditures in anticipation of future revenues.

We are heavily dependent on the electronics industry and changes in the industry could harm our business and operating results.

The electronics industry is subject to economic cycles. Demand in some segments is currently volatile, and is likely in the future to experience recessionary periods. A protracted general recession in the electronics industry could have a material adverse effect on our business, financial condition and results of operations.

Our international operations expose us to additional risks, including exchange rate risk.

The Company is dependent upon its foreign sales and we expect that sales to foreign customers will continue to account for a significant portion of our revenues for the foreseeable future. As a result, we are subject to the risks of doing business internationally, including imposition of tariffs or embargoes, export controls, trade barriers and trade disputes, regulations related to customs and export/import matters, fluctuations in foreign economies and currency exchange rates, longer payment cycles and difficulties in collecting accounts receivable, tax uncertainties and unanticipated tax costs due to foreign taxing regimes, the difficulty of managing and operating an enterprise spanning several countries, the uncertainty of protection for intellectual property rights and differing legal systems generally, compliance with a variety of laws, and economic and geopolitical developments and conditions, including international hostilities, armed conflicts, acts of terrorism and governmental reactions, inflation, trade relationships, and military and political alliances.

In particular, our major competitor is based in Japan and, as a result, our relative costs vary by the Yen/Dollar exchange rate. As the Dollar strengthens versus the Yen, our relative costs increase and our margins and prices to major customers are materially affected.

The growth of our business depends upon the development and successful commercial acceptance of new products.

Our failure to develop, manufacture and sell new products in quantities sufficient to offset a decline in revenue from existing products or to successfully manage product and related inventory transactions could harm our business. We depend upon timely and efficient completion of design and development, implementation of manufacturing processes, and effective sales, marketing and customer service. Because of the complexity of our products, significant delays may occur in introducing new products, or between a product’s initial introduction and volume production.

Technological changes may make our products obsolete or result in decreased prices or increased expenses.

Although our products are “designed-in” and often have lives lasting several years, technological changes could eliminate our competitive advantages, which could result in significant price erosion for our products. Our success will depend in part on our ability to:

•	develop and offer more advanced products in the future;

•	anticipate both future demand and the technology to supply that demand; and

•	enhance our current products and services and provide those products and services at competitive prices on a timely and cost-effective basis to achieve market acceptance.

The development of new and enhanced products is a complex and costly process. We may need to make substantial capital expenditures and incur significant research and development costs to develop and introduce such new products and enhancements. Our choices for developing technologies may prove incorrect if customers do not adopt the products we develop or if the technologies ultimately prove to be technically or commercially unviable. Development schedules also may be adversely affected as the result of the discovery of performance problems. If we fail to timely develop and introduce competitive new technologies, our business, financial condition and results of operations would be adversely affected.

Existing or new competitors may develop competing or superior technologies.

The industry in which the Company competes is highly competitive, and the Company has several domestic and foreign competitors. Many of these competitors have substantially greater financial, technical, sales and marketing, distribution and other resources, greater name recognition and longer standing relationships with customers. Competitors with greater financial resources can be more aggressive in marketing campaigns, can survive sustained price reductions in order to gain market share, and can devote greater resources to support existing products and develop new competing products. Any period of sustained price reductions for our products would have a material adverse effect on the Company’s financial condition and results of operations. CPS may not be able to compete successfully in the future and competitive pressures may result in price reductions, loss of market share or otherwise have a material adverse effect on the Company’s financial condition and results of operations. It is also possible that competing products will emerge that may be superior in quality and performance and/or less expensive than those of the Company, or that similar technologies may render CPS’s products obsolete or uncompetitive and prevent the Company from achieving or sustaining profitable operations.

The operating performance of our products is critical to our business and reputation.

The sale and use of our products entail a risk of product failure, product liability or other claims. Occasionally, some of our products have quality issues resulting from the design or manufacture of the product. Often these issues are discovered prior to shipment and may result in shipping delays or even cancellation of orders by customers. Other times problems are discovered after the products have shipped, requiring us to resolve issues in a manner that is timely and least disruptive to our customers. Such pre-shipment and post-shipment problems have ramifications for CPS, including cancellation of orders, product returns, increased costs associated with product repair or replacement, and a negative impact on our goodwill and reputation.

Once our products are in use, any product failure could have a material adverse effect on CPS. There is no guarantee of product performance. While we attempt to mitigate risk by maintaining insurance and including warranty disclaimers and liability limitation clauses in our agreements with customers, such mitigation devices may not protect us against liability in all instances. If our products failed for any reason, our clients could experience financial loss, personal and property losses, harm to reputation, and significant business interruption. Such events may expose us to substantial liability as well as loss of customer business and a diminished reputation. Any product liability claims and related litigation would likely be time-consuming and expensive, may not be adequately covered by insurance, and may delay or terminate research and development efforts and commercialization activities.

If the protection of our intellectual property is inadequate, our competitors may gain access to our technology.

The Company’s technological expertise and experience, including certain proprietary rights that it has developed and maintains as trade secrets, are crucial to the conduct of the Company’s business and its ability to compete in the marketplace. Such technological expertise and experience are important as they enable an efficient design and development process. Loss of this experience and expertise would have an adverse impact on the Company. To protect our proprietary information, we rely primarily on a combination of internal procedures, contractual provisions, and patent, copyright, trademark and trade secret laws. Such internal procedures and contractual provisions may not prove sufficient to maintain the confidentiality and proprietary nature of such information and may not provide meaningful protection in the event of any unauthorized use or disclosure. Trade secret and copyright laws afford only limited protection. Current and potential patents and trademarks may not provide us with any competitive advantage and patents and trademarks must be enforced and maintained to provide protection, which may prove costly and time-consuming.

Despite our efforts to safeguard and maintain our proprietary rights, we may not be successful in doing so or the steps taken by us may be inadequate to deter unauthorized parties from misappropriating our technologies or prevent them from obtaining and using our proprietary information, products and technologies. Moreover, our competitors may independently develop similar technologies or design around patents issued to us.

Other parties may have patent rights relating to the same subject matter covered by our products or technologies, enabling them to prevent us from operating without obtaining a license and paying royalties. Third parties also may challenge our patents or proprietary rights or claim we are infringing on their rights. Any claims of infringement or misappropriation, with or without merit, would likely be time-consuming, result in costly litigation and diversion of resources, and cause delays in the development and commercialization of our products. We may be required to expend significant resources to develop non-infringing intellectual property, pay royalties or obtain licenses to the intellectual property that is the subject of such litigation. Royalties may be costly and licenses, if required, may not be available on terms acceptable to us, the absence of which could seriously harm our business.

In addition, the laws and enforcement mechanisms of some foreign countries may not offer the same level of protection as do the laws of the United States. Legal protections of our rights may be ineffective in such countries, and technologies developed in such countries may not be protected in jurisdictions where protection is ordinarily available. Our inability to protect our intellectual property both in the United States and abroad would have a material adverse effect on our financial condition and results of operations.

The Company relies on a small number of customers for a large percentage of its revenues.

Historically the Company has had a small number of customers representing a large percentage of its total sales. Although the Company endeavors to expand its customer base, we expect that sales to a limited number of customers will continue to account for a high percentage of our revenues in any given period for the foreseeable future. The reliance makes us particularly susceptible to factors affecting those customers. If such customers’

business declines and as a result our sales to such customers decline without corresponding sales orders from other customers, our financial condition and results of operations would be adversely affected.

Our sales of fracking balls are adversely affected by a decline in oil prices.

The fracking industry is North America is adversely impacted by low oil prices. As a result, our sales of fracking balls are directly impacted by any decrease in drilling resulting from a decrease in the price of oil.

Our military business could suffer as a result of the pressures to reduce defense spending.

Over the past few years, revenues from our contract with the U.S. Army Research Laboratory represented less than 5% of the Company’s total revenue. This contract expires in 2015 and pressures to reduce national spending on defense could make it difficult to continue to generate revenues from the military sector in the future.

Some executive officers and key personnel are critical to our business and these key personnel may not remain with the Company in the future.

Our success depends upon the continued service of certain executive officers and key personnel. Our employees are not bound by employment agreements, and there can be no assurance that the Company will retain its officers and key employees. Our success also depends on identifying, hiring, training, and retaining new qualified professionals. Competition for qualified employees in our industry is intense and we expect this to remain so for the foreseeable future. If we were unable to attract and hire a sufficient number of employees, or if a significant number of our current employees or any of our senior managers resign, we may be unable to complete or maintain existing projects or bid for new projects of similar scope and revenue.

We may need additional capital in the future, which may not be available.

If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. The sale of equity or debt securities in the future may be dilutive to our shareholders. If we are unable to obtain adequate funds on reasonable terms, we may be required to curtail operations significantly or to obtain funds by entering into financing agreements on unattractive terms.

Risks Relating to our Common Stock

The price of our common stock has been and may continue to be volatile.

Historically, the market price of our common stock has fluctuated. In fiscal year 2014, our common stock traded in a range from $2.40 to $3.49. It is likely that the price of our common stock will continue to fluctuate in the future. The market prices of securities of small-capitalization companies, including ours, from time to time experience significant price and volume fluctuations unrelated to the operating performance of such companies. In particular, the market price of our common stock may fluctuate significantly due to a variety of factors, including developments and economic conditions in the electronics industry and changes in general economic conditions. In addition, the occurrence of any of the risks described in this “Risk Factors” section could have a material and adverse impact on the market price of our common stock.

Investors may find it difficult to trade or obtain quotations for our common stock.

Although our common stock is quoted on the Nasdaq Capital Market, trading in our common stock is limited. There can be no assurance a more active market for our common stock will develop. Accordingly, investors must bear the economic risk of an investment in our common stock for an indefinite period of time. Even if an active market develops, Rule 144 promulgated under the Securities Act of 1933 as amended (the “Securities Act”), which provides for an exemption from the registration requirements under such act under certain conditions, requires, among other conditions, a holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. We may not be able to fulfill our reporting requirements in the future under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of its availability.

Our common stock may be considered “a penny stock” and as a result may be difficult to sell.

Our common stock may be deemed to be a “penny stock”, which is an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Under Rule 15g-9 of the Exchange Act, this designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. This rule may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

Our authorized share capital may be used as an anti-takeover device.

The Company currently has authorized for issuance 20 million shares of its common stock and 5 million shares of its preferred stock. The Board of Directors has the authority to issue a significant number of shares of our common stock and all of our currently authorized preferred stock without further stockholder approval. This may have an anti-takeover effect of delaying or preventing a change of control without further action by our stockholders.

We do not anticipate paying dividends in the foreseeable future, and the lack of dividends may have a negative effect on our stock price.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We caution you that this prospectus and any accompanying prospectus supplement(s) (including any documents incorporated by reference herein or therein), as well as any free writing prospectus, may contain statements that are not purely historical but rather constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s beliefs and assumptions and on information currently available, and are predictions and not guarantees of future performance. Such statements are identified by the use of words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “could,” “possible,” “forecast,” and similar words and expressions. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements necessarily involve known and unknown risks, uncertainties and other factors, including but not limited to:

•	general economic and business conditions;

•	customer acceptance of our products;

•	raw material and manufacturing costs;

•	the financial condition of customers, competitors and suppliers;

•	technological developments;

•	increased competition;

•	changes in capital market conditions;

•	governmental and business conditions in countries where our products are manufactured and sold;

•	changes in trade regulations;

•	the effect of acquisition activity;

•	changes in our plans, strategies, objectives, expectations or intentions; and

•	other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We believe that our expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of our current business and operational knowledge, but we cannot be sure that our actual results or performance will conform to any future results or performance expressed or implied by any forward-looking statements. Other factors not currently anticipated may also materially and adversely affect our results of operations, financial condition, and cash flows. We assume no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of these statements except as specifically required by law. Accordingly, past results and trends should not be used to anticipate future results or trends. For a more detailed discussion of the risks facing the Company, see the “Risk Factors” section included herein and the Company’s filings with the Commission.

USE OF PROCEEDS

Except as otherwise described in any prospectus supplement or free writing prospectus, we currently intend to use the net proceeds from the sale of our securities registered hereunder for working capital and general corporate purposes, and possibly acquisitions of other products or technologies. Working capital and general corporate purposes may include our internal research and development programs and expansion of, and investment in, product development to enhance existing products and develop new products, sales and marketing, capital expenditures, and general corporate expenses.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

At this time, we have not determined the specific uses of any offering proceeds, or the amounts we plan to spend on any particular use or the timing of such expenditures, which may vary significantly depending on various factors such as our research and development results, regulatory approvals, competition, marketing and sales, and the market acceptance of any products introduced by us or our competitors. Management will have significant discretion in applying the net proceeds from the sale of these securities. Pending application of the net proceeds from any particular offering, we intend to invest such proceeds in interest-bearing, investment-grade securities.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

DESCRIPTION OF OUR CAPITAL STOCK

The following descriptions of our common stock and preferred stock do not purport to be complete and are subject to and qualified in their entirety by our Certificate of Incorporation and By-laws (each as amended and restated to date), and by the applicable provisions of Delaware law. For information on how to obtain copies of our organizational documents, see “Where You Can Find More Information” below.

General

Our current authorized capital stock consists of 20,000,000 shares of common stock, par value $0.01 per share, of which 13,197,918 shares were issued and outstanding as of September 26, 2015, and 5,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding as of September 26, 2015.

Common Stock

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s shareholders. At meetings at which action is to be taken, the presence in person or by proxy of the holders of a majority of the shares of common stock of the Company issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or the By-laws of the Company, all action taken by the holders of a majority of the stock voting, present or represented by proxy and voting on such matter at any meeting at which a quorum is present shall be valid and binding upon the Company, although directors are elected by a plurality of the votes cast by those entitled to vote in the election.

Holders of our common stock are entitled to receive such dividends, if any, as and when declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any then outstanding preferred stock. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock do not have cumulative voting rights, are not entitled to pre-emptive or subscription rights or any rights of conversion or redemption, and such shares are not subject to any sinking fund provisions. Shares of our common stock are, and any shares sold pursuant to the registration statement of which this prospectus is a part will be when issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock may be subject, and may be adversely affected by, the rights of holders of shares of any series or class of preferred stock that we may designate and issue in the future, if any.

Our common stock is traded on the NASDAQ Capital Market under the symbol CPSH. On November 13, 2015, the closing price of our common stock as reported on the NASDAQ Capital Market was $2.26 per share.

Preferred Stock

Our Certificate of Incorporation permits us to issue up to 5,000,000 shares of preferred stock in one or more series and with such rights and preferences as may be determined by our Board of Directors without the need for further stockholder approval, subject to any limitation imposed by law and voting provisions set forth in our charter. We currently have no shares of preferred stock outstanding. Any shares of preferred stock that may be redeemed, purchased or acquired by the Company may be reissued except as otherwise provided by law. Different series of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Examples of rights and preferences the Board of Directors may fix include voting rights, dividend rights and rates, conversion rights, redemption privileges and terms, and liquidation preferences. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the company. The rights of holders of our common stock, described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future, including with respect to voting and dividend and liquidation payments.

Options

As of September 26, 2015, we had outstanding stock awards to purchase an aggregate 1,374,305 shares of our common stock at exercise prices ranging from $1.00 to $2.90 per share. All of such awards were issued under the Company’s stock option plans outstanding as of September 26, 2015: the Amended and Restated 2009 Stock Incentive Plan and the 1999 Stock Option Plan. While the Board of Directors continues to administer the 1999 Stock Option Plan, such plan expired in January 2009 and no further awards can be made thereunder. There are an aggregate of 4,250,000 shares authorized under these plans. Vesting periods are at the discretion of the Board of Directors and typically range between one and five years. Options under these plans are granted with an exercise price determined by the Board on the date of grant, and have terms of 10 years. As of September 26, 2015, there were no shares available for new option grants under the 1999 Stock Option Plan and there were 1,540,995 shares available for grant under the 2009 Stock Incentive Plan.

Effects of Certain Provisions of Our Certificate of Incorporation and By-Laws and Delaware Law

Certain provisions of our Certificate of Incorporation and By-laws, as well as applicable Delaware law, may be deemed to have an anti-takeover effect and may delay, defer, or prevent a change in control or takeover attempt that a shareholder may deem in his, her or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities. They include:

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval, subject to any limitations imposed by The NASDAQ Stock Market and the provisions relating to interested stockholder transactions described below. These additional shares may be utilized for a variety of corporate purposes. In particular, although our Board of Directors has no present intention to do so, it could issue shares of stock that could, depending on the terms, impede the completion of a merger, tender offer, proxy contest or other takeover attempt. Our Board may determine that the issuance of such shares of stock is in the best interest of the Company and our shareholders. Such issuance could discourage a potential acquiror from making an unsolicited acquisition attempt through which such acquiror may be able to change the composition of the board, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interest or in which shareholders might receive a premium for their stock over the then-current market price.

No Cumulative Voting

Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow the holders of less than a majority of the stock to elect some directors.

No Action by Stockholders Without a Meeting

Our Certificate of Incorporation expressly provides that stockholders of the Company may not take any action by written consent in lieu of a meeting, and our By-laws have been amended to eliminate any such right. Moreover, Article FIFTH of our charter provides that notwithstanding any other provision of law, the charter or our By-laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 80% of the votes which all stockholders would be entitled to cast at any annual election of directors is required to amend, repeal or adopt any provision inconsistent with such Article. Eliminating the ability of stockholders to take action by written consent and imposing a super-majority threshold to permit such right may delay or prevent a stockholder vote on an extraordinary transaction such as a merger or business combination.

Special Meetings of Shareholders

Our By-laws provide that special meetings of shareholders may be called by the President or Board of Directors but is silent as to the ability of stockholders to request a meeting. The inability of stockholders to call a special meeting may delay or prevent a stockholder vote on an extraordinary transaction such as a merger or business combination.

Director Vacancies; Size of Board

Unless and until filled by stockholders, our By-laws permit incumbent directors to fill any vacancies on the Board, however occurring, including a vacancy resulting from an enlargement of the Board, by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

The number of directors that shall constitute the whole Board is determined by resolution of the stockholders or the Board. The number of directors may be decreased at any time by stockholders or by a majority of the directors then in office but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The number of directors may be increased at any time by stockholders or by a majority of the directors then in office.

Advance Notice Requirements for Director Nominations and Shareholder Proposals

Our By-laws provide that except as otherwise provided by law, at any annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must have been either:

•	specified in the written notice of the meeting given to stockholders of record on the record date for such meeting by or at the direction of the Board;

•	brought before the meeting at the direction of the Board or the Chairman of the meeting; or

•	specified in a written notice given by or on behalf of a stockholder of record on the record date for the meeting entitled to vote thereat or a duly authorized proxy in accordance with specified requirements.

A stockholder wishing to raise a matter must provide notice thereof. Notice must be delivered personally to, or mailed to and received at, the principal executive office of the Company, addressed to the Secretary, (1) not more than 10 days after the date of the notice of the meeting provided by the Board, in the case of business to be brought before a special meeting of stockholders, and (2) not less than 30 days prior to the first anniversary of the notice provided for the prior year’s annual meeting, in the case of business to be brought before an annual meeting of stockholders. However, notice shall not be required to be given more than 50 days prior to an annual meeting of stockholders.

Such notice shall set forth a full description of each item of business proposed to be brought before the meeting, the name and address of the person proposing to bring such business before the meeting, and the class and number of shares held of record, held beneficially, and represented by proxy by such person as of the record date for the meeting (if such date has been made available) and as of the date of such notice.

Notwithstanding the foregoing, our By-Laws give the Board the authority to decline to include information as to any nominee for director in any proxy statement or other communication sent to stockholders, subject to applicable federal securities law requirements.

Higher Vote for Business Combinations and Other Transactions

Article TENTH of our Certificate of Incorporation provides that in addition to any affirmative vote required by law, the Company’s By-laws or the charter itself, and except as expressly provided in such Article TENTH, any

•	merger or consolidation of the Company or any subsidiary with (1) an “interested stockholder” or (2) any other corporation, whether or not itself an interested stockholder which is, or after such merger or consolidation would be an “affiliate” or “associate” of an interested stockholder, or

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested stockholder or any affiliate or associate thereof of all or a “substantial part” of the assets of the Company or any subsidiary, or

•	the issuance, exchange or transfer by the company or any subsidiary to an interested stockholder or any affiliate or associate thereof for consideration equal to or in excess of the fair market value of a substantial part of the assets of the Company, or

•	the adoption of any plan or proposal for the liquidation or dissolution of the company proposed by or on behalf of an interested stockholder or any affiliate or associate thereof, or

•	any reclassification of securities, or recapitalization of the Company, or any merger or consolidation of the Company with a subsidiary, which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any subsidiary which is owned by an interested stockholder or any affiliate or associate thereof, or

•	any agreement, contract or arrangement with an interested stockholder providing for any of the foregoing requires the affirmative vote of the holders of at least 80% of the votes which all stockholders would be entitled to cast at any annual election of directors. Such affirmative vote is required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

Nevertheless, such higher vote would not be required for any of the above in the event (a) such transaction is approved by a majority of “disinterested directors” and (b) eight specified transaction requirements are met, including that holders of the common stock receive per share consideration at least equal to the highest of (i) the per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the interested stockholder for any share of stock in connection with the acquisition by such stockholder of shares of common stock within the prior two year period or the transaction in which such stockholder became an interested stockholder, whichever is higher, and (ii) the fair market value per share of common stock on the date of the announcement of the transaction at issue or the date on which the interested stockholder became interested, whichever is higher.

Interested stockholder is defined to mean any person who or which (a) is the beneficial owner, directly or indirectly, of shares of the Company having more than 10% of the voting power of the then-outstanding voting stock, (b) at any time within the prior two-year period was the beneficial owner, directly or indirectly, of shares of the Company having more than 10% of the voting power of the then-outstanding voting stock, or (c) is at anytime an assignee or has otherwise succeeded to the beneficial ownership of any shares of voting stock which were at any time within the prior two-year period beneficially owned by any interested stockholder. “Substantial part” of the Company is defined to mean more than 10% of the fair market value of the total assets of the Company as of the end of its most recent fiscal quarter ending prior to the time the determination is made.

The super-majority approval requirement and the broad definition of “business combination” may delay or prevent any extraordinary transaction with an interested stockholder. Moreover, the provisions of Article TENTH imposing such voting requirement and including such broad definitions cannot be amended without the affirmative vote of at least 80% of the votes which all stockholders would be entitled to cast at any annual election of directors, further reducing the likelihood of a transaction with an interested party.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Amendments to Organizational Documents

Article ELEVENTH of our Certificate of Incorporation provides that the notwithstanding any other provision of law, our charter or our by-laws, the affirmative vote of the holders of at least 80% of the votes which all stockholders would be entitled to cast at any annual election of directors is required to amend or repeal, or adopt any provision inconsistent with, the sections of our charter relating to the personal liability of directors, indemnification and the Article itself.

Listing

Our common stock is traded on the NASDAQ Capital Market under the symbol CPSH. Neither shares of our preferred stock nor warrants to purchase shares of our common stock are listed on any exchange, and neither security is publicly traded.

Transfer Agent and Registrar

Our stock transfer agent is Computershare, 211 Quality Circle, Suite 210, College Station, TX, 77845, United States and its telephone number is (781) 575-4223.

DESCRIPTION OF WARRANTS

This description summarizes only the terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described and included in an accompanying prospectus supplement or related free writing prospectus. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.

We may issue warrants for the purchase of common stock, and such warrants may be issued independently or together with common stock.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series or a related free writing prospectus. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the designation and terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number, amount or price of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	anti-dilution provisions, if any;

•	the manner on which the warrant agreement and warrants may be modified or amended;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

The Company currently does not have any outstanding warrants.

Exercise of Warrant

Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement or free writing prospectus. Unless we otherwise specify, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement or free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement or free writing prospectus. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement or free writing prospectus the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate may be issued for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the capital stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.

Warrant Agreement Will Not be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	though agents,

•	to or through one or more underwriters or dealers,

•	directly to one or more purchasers,

•	through a rights offering, and

•	in any combination of these methods of sale.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus include without limitation:

•	a block trade in which a dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its own account,

•	through dealers or agents, or to dealers acting as market makers,

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers,

•	sales “at the market” to or though a market maker or sales or distribution agent, or into an existing trading market, on an exchange, or otherwise,

•	through registered direct or similar offerings,

•	as part of a collaboration with a third party,

•	in publicly marketed or privately negotiated transactions,

•	competitively bid transactions, and

•	in any combination of these methods of sale.

  A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or an affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case the broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of a default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters, or dealers and the amounts of securities underwritten or purchased by them,

•	the public offering or purchase price,

•	the terms of the securities being offered, including the proceeds we will receive from the sale,

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation,

•	any delayed delivery arrangements,

•	any over-allotment options under which underwriters may purchase additional securities from us,

•	any discounts or concessions allowed or reallowed or paid to dealers,

•	the terms of any lock-up agreements entered into in connection with the offering, and

•	the securities exchange on which such securities may be listed, if any.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at a price or prices determined through competitive bidding, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Underwriters, dealers, agents and others that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers, agents and others and will describe their compensation. We may have agreements with underwriters, dealers, agents, remarketing firms and others to indemnify them against specified civil liabilities, including liabilities under the Securities Act, and they may be entitled to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers, agents and others may engage in transactions with or perform services for us in the ordinary course of their businesses, including commercial banking and investment banking transactions. We have not entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or other parties regarding the sale of our common stock, preferred stock or warrants hereunder. As of the date of this prospectus, there were no special selling arrangements between any broker-dealer or other person and the Company. No period of time has been fixed within which the securities will be offered or sold.

If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.

Agents

We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. The prospectus supplement will name any agent involved and any commissions paid to them by CPS.

We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment agreement pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of such firm’s agreement, if any, with us and its compensation.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless the prospectus supplement or free writing prospectus provides otherwise, underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may grant to any underwriter an option to purchase additional securities with an additional underwriting commission, known as an overallotment option, the terms of which will be set forth in the accompanying prospectus supplement.

We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship, and the securities may either be offered to the public through an underwriting syndicate represented by managing underwriters or through a single underwriter. We will describe in the prospectus supplement, free writing prospectus or pricing supplement, as applicable, the nature of any such relationship and underwriting arrangement.

Dealers

We also may sell securities to a dealer as principal. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a rights offering for us.

Direct Sales

We may also sell securities directly to one or more purchasers, in which case underwriters, dealers or agents would not be involved in the transaction.

Delayed Delivery Contracts and Institutional Purchases

We may authorize agents, underwriters or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement or free writing prospectus, as the case may be. We will enter into such delayed delivery contracts only with institutional purchasers that we approve. These institutions may include, without limitation, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

At the Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents.  If we engage in at-the-market sales pursuant to any such agreement or arrangement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis.  During the term of any such agreement or arrangement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents.  Any such agreement or arrangement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities.  Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.  Pursuant to the terms of the agreement or arrangement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock.  The terms of any such agreement or arrangement will be set forth in more detail in the applicable prospectus supplement or free writing prospectus.

Stabilization Activities

Any underwriter or agent may engage in overallotment, stabilizing transactions, short covering transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sale position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares for the offering. The underwriters may close out any covered short position either by exercising the overallotment option or purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of the common stock available for purchase in the open market as compared to the price at which they may purchase shares through their overallotment option. Naked short sales are short sales in excess of the overallotment options. Underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the common stock that could adversely affect investors who purchase shares in the offering.

Stabilizing transactions permit bids to purchase the underlying security for the purpose of preventing or retarding a decline in the market price of the securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases in the open market after the distribution is completed to cover short positions. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. Penalty bids permit the underwriters or agents to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Such activities may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in such market price and, as a result, may cause the price of the securities to be higher than they would otherwise be in the open market. If commenced, the underwriters and agents may discontinue any of the activities at any time. These transactions may be effected on the NASDAQ Capital Market or otherwise.

Passive Market Making

Any underwriters who are qualified market markers on the NASDAQ Capital Market may engage in passive market making transactions in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Costs; Commissions

We will bear all costs, expenses and fees in connection with the registration of our common stock, preferred stock, and warrants, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

In compliance with guidelines of the Financial Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by White White & Van Etten PC, 45 School Street, Boston, Massachusetts 02108.

EXPERTS

Our consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the fiscal years ended December 27, 2014 and December 28, 2013 have been audited by Wolf & Company, P.C. independent registered public accounting firm, and are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in certain other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the Commission. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering; provided, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents we are incorporating by reference are:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 27, 2014 as filed with the SEC on March 24, 2015;

2.	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 2015, June 27, 2015, and September 26, 2015 as filed with the SEC on May 11, 2015, August 10, 2015 and November 6, 2015;

3.	Our Current Reports on Form 8-K as filed with the SEC on May 6, 2015, August 3, 2015 and November 5, 2015;

4.	Our definitive Proxy Statement, dated March 25, 2015, relating to the Annual Meeting of Stockholders held on May 1, 2015, as filed with the SEC on March 26, 2015;

5.	The description of our common stock ($0.01 par value) contained herein and in the Company’s registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition to the documents set forth above, all documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the registration statement of which this prospectus is a part and prior to such time as the Company files a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of any related prospectus to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated herein supersedes or modifies such statement. Any such statement so superseded or modified shall not be deemed, except as so superseded or modified, to constitute a part hereof.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information incorporated by reference in this prospectus but not delivered with this prospectus, upon written or oral request, at no charge. Requests for such copies should be directed to:

CPS Technologies Corp.

111 South Worcester Street

Norton, Massachusetts 02766

Attn: Investor Relations; telephone: (508) 222-0614

Please also see the section captioned “Where You Can Find More Information” below for important information about the reports and other information we file with the SEC and the services provided by the SEC’s Public Reference Room.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act we file annual, quarterly and current reports, as well as proxy statements and other information, with the SEC. These reports and other information are not incorporated by reference in this prospectus and do not form a part of this prospectus except as stated above under “Incorporation of Certain Information by Reference.” You may read and copy these reports and any other materials filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Note, too, that the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We will distribute annual reports to our stockholders, including financial statements examined and reported on by independent registered public accounting firm. We also will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement of which it is a part, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Investor Relations at the Company as set forth above.

We have filed a registration statement on Form S-3 (together with all amendments and exhibits, which we refer to as the registration statement) with the SEC under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information in the registration statement. For further information about us and our securities, see the registration statement and its exhibits. Statements made in this prospectus as to the content of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses to be borne by CPS in connection with this offering are as follows:

SEC Registration Fee	$ 1,007

Legal Fees and Expenses	$10,000

Accounting Fees and Expenses	$ 3,000

Miscellaneous Expenses	$ 5,000

Total	$19,007

*Estimated as permitted under Rule 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Article SEVENTH of our Certificate of Incorporation, as amended and restated, provides that, except to the extent the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Company shall be liable for any such breach, and no amendment or repeal of such charter provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to acts or omissions of such director occurring prior to such amendment or repeal.

Section 145 of the Delaware General Corporation Law provides that, in general, a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Certificate of Incorporation and By-laws

Article EIGHTH of the Company’s Certificate of Incorporation, as amended and restated, tracks the Delaware General Corporation Law and provides that the Company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is, was or agreed to become a director or officer of the Company or any subsidiary, or is or was serving or agreed to serve at the request of the Company or any subsidiary in any such capacity of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company or subsidiary and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

 Notwithstanding the foregoing, to the extent that any indemnitee has been successful, on the merits or otherwise, in defense of any such action, suit or proceeding, he will be indemnified by the Company against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. As a condition precedent to the right to be indemnified, the indemnitee must give the Company notice in accordance with the provisions of the Certificate of Incorporation and otherwise follow the procedures set forth therein. If the Company does not assume the defense of any action, suit or proceeding about which it receives notice, any costs, charges and expenses incurred by an indemnitee must be advanced to such indemnitee under certain specified circumstances, including receipt by the Company of an undertaking by or on behalf of the indemnitee to repay all such amounts in the event it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by our charter.

Item 16. Exhibits and Financial Statement Schedules.

See Exhibit Index, incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in said act and will be governed by the final adjudication of such issue.

(8) That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norton, Commonwealth of Massachusetts, on this 18th day of November, 2015.

CPS TECHNOLOGIES CORP.

By: /s/ Grant C. Bennett

Grant C. Bennett

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Grant C. Bennett and Ralph M. Norwood, and each or any one of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
/s/ Grant C. Bennett	President, Chief Executive Officer,	November 18, 2015
Grant C. Bennett	Treasurer and Director
(Principal executive officer)

/s/ Ralph M. Norwood	Chief Financial Officer	November 18, 2015
Ralph M. Norwood	(Principal financial and accounting officer)

/s/ Thomas M. Culligan	Director	November 18, 2015
Thomas M. Culligan	.

/s/ Francis J. Hughes, Jr.	Director	November 18, 2015
Francis J. Hughes, Jr.	.

/s/ Daniel C. Snow	Director	November 18, 2015
Daniel S. Snow	.

EXHIBIT INDEX

The exhibits marked with an asterisk (*) are filed herewith, and the exhibits marked with a plus sign (+) will be filed subsequently if and when required. The remainder of the exhibits have heretofore been filed with the Commission and are incorporated herein by reference.

1.1+	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A, File No. 0-16088)

3.2	By-laws of the Company, as amended, (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement of Form S-1, Registration Statement No. 33-14616)

4.1+	Form of Common Stock Certificate

4.2+	Form of Common Stock Warrant Agreement (together with form of warrant certificate)

4.3+	Form of Certificate of Designations, Rights and Preferences of Preferred Stock (including specimen preferred stock certificate)

5*	Opinion of White White & Van Etten PC

23.1*	Consent of Wolf & Company, P.C., independent registered public accounting firm.

23.2*	Consent of White White & Van Etten PC (included in Exhibit 5 hereto).

24.1	Power of Attorney (included on the signature page hereto)